EXHIBIT 23.1

     Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 28, 2000 included in the Bioject Medical Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and to all references to our Firm included in this Registration Statement.

Portland, Oregon, October 26, 2000	ARTHUR ANDERSEN LLP